Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 25, 2021, of Rest EZ, Inc. relating to the audit of the financial statements for the period ending March 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 15, 2021